Exhibit 99.3

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Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 ADD 2 received by 11:59 p.m., (ET), on ADD 3 August 20, 2019. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/APU or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/APU Special Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — The Board of Directors recommends a vote FOR Proposals 1– 3. + For Against Abstain For Against Abstain
1. To approve the Agreement and Plan of Merger, dated as of April 2. To approve the adjournment of the special meeting, if necessary, 1, 2019 (as may be amended from time to time, the “merger to solicit additional proxies if there are not sufficient votes to agreement”), by and among UGI Corporation, AmeriGas approve the merger agreement and the transactions contemplated Propane Holdings, Inc., AmeriGas Propane Holdings, LLC thereby, including the merger, at the time of the special meeting. (“Merger Sub”), AmeriGas Partners, L.P. (“AmeriGas”) and AmeriGas Propane, Inc., the general partner of AmeriGas, and the transactions contemplated thereby, including the merger of Merger Sub with and into AmeriGas, with AmeriGas continuing as the surviving entity and an indirect, wholly owned subsidiary of UGI (the “merger”). 3. To approve, by a non-binding advisory vote, the compensation arrangements disclosed in the proxy statement/prospectus that may be payable to AmeriGas’ named executive officers in connection with the completion of the merger. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 425957 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Special Meeting Admission Ticket Special Meeting of AmeriGas Partners, L.P. Unitholders August 21, 2019, 10:00 a.m. ET Sheraton Valley Forge Hotel 480 N Gulph Rd, King of Prussia, Pennsylvania Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Unitholders. The notice and proxy statement/prospectus relating to the Special Meeting of Unitholders are available at: www.envisionreports.com/APU Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/APU qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q AmeriGas Partners, L.P. + Notice of Special Meeting of Unitholders Proxy Solicited by Board of Directors of the General Partner of AmeriGas Partners, L.P. for Special Meeting — August 21, 2019 John Walsh, Roger Perreault, and Hugh Gallagher, or any of them, each with the power of substitution, are hereby authorized to represent and vote the common units of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Unitholders of AmeriGas Partners, L.P. to be held on August 21, 2019 or at any postponement or adjournment thereof. Common units represented by this proxy will be voted by the unitholder as instructed herein. If no such directions are indicated, the Proxies will have authority to vote FOR items 1-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +